UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 4, 2007

Consolidated Edison, Inc.

(Exact name of registrant as specified in its charter)

New York	1-14514	13-3965100
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Irving Place, New York, New York	10003
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 460-4600

Consolidated Edison Company of New York, Inc.

(Exact name of registrant as specified in its charter)

New York	1-1217	13-5009340
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Irving Place, New York, New York	10003
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 460-4600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 7.01. Regulation FD Disclosure.

The material attached hereto as Exhibit 99, which is incorporated in this Item 7.01 by reference thereto, is furnished pursuant to Regulation FD.

ITEM 8.01. Other Events.

On May 4, 2007, Consolidated Edison Company of New York, Inc. (Con Edison of New York) filed a request with the New York State Public Service Commission (PSC) for an electric rate increase of $1.2 billion effective April 1, 2008. The filing reflects a return on common equity of 11.5 percent and a common equity ratio of 48.7 percent. The filing also includes a proposal for a three-year rate plan, with additional increases of $335 million and $390 million effective April 1, 2009 and 2010, respectively.

The company’s current electric rate plan, the 2005 Electric Rate Agreement, is effective through March 31, 2008. For a description of the 2005 Electric Rate Agreement, see “Rate Agreements – Con Edison of New York – Electric” in Note B to the financial statements in Item 8 of the combined Annual Report on Form 10-K for the year ended December 31, 2006 of Consolidated Edison, Inc. and Con Edison of New York (File Nos. 1-14514 and 1-1217), which is incorporated in this Item 8.01 by reference thereto.

Of the requested first year rate increase, $515 million is attributable to provisions of the 2005 Electric Rate Agreement:

•

$265 million of the rate increase relates to provisions that deferred for future recovery from customers the differences between the actual amount of transmission and distribution utility plant, net of depreciation, and the actual amount of certain operating costs experienced over the term of the agreement, as compared in each case to the amounts reflected in electric rates; and

•

$250 million of the rate increase relates to the provisions that permitted the company to amortize net regulatory liabilities into revenues during the third year of the current rate plan, instead of implementing an equivalent increase in rates at that time.

The requested first year rate increase also includes recovery for increased operating costs and new and or expanded operating programs, including environmental remediation programs ($280 million); carrying charges on additional infrastructure investments ($235 million); and an increased return on equity as compared to the 2005 Electric Rate Agreement ($115 million).

The company is requesting that the provisions of the 2005 Electric Rate Agreement under which certain operating costs are reconciled to amounts reflected in rates be continued. The company is also proposing to implement a revenue decoupling mechanism that eliminates the direct relationship between the company’s level of delivery revenues and profits. Under the proposed mechanism actual delivery revenues billed to customers, on a weather-normalized basis, would be compared to the forecasted revenues used to establish new rates. Shortfalls would be subject to recovery from customers and over-collections would be deferred for future customer benefit.

ITEM 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit 99	Information Sheet For Electric Rate Filing.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED EDISON, INC.

CONSOLIDATED EDISON COMPANY OF NEW YORK, INC.

By	/s/ Edward J. Rasmussen
Edward J. Rasmussen
Vice President and Controller

Date: May 4, 2007

3